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                                                                  Exhibit 11

                          J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                  Computation of Net Income Per Common Share
                   -------------------------------------------
              (Amounts in millions except per common share data)

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


                                                                       26 weeks ended
                                              ----------------------------------------------------------------
                                                         July 30, 1994                 July 31, 1993
                                              -----------------------------      -----------------------------
                                              Shares                 Income      Shares                 Income
                                              ------                 ------      ------                 ------
Primary:
- -------

Income before extraordinary charge and
  cumulative effect of accounting change                             $ 355                               $ 284
Dividend on Series B ESOP convertible
  preferred stock (after-tax)                                          (20)                                (20)
                                                                     ------                              -----
Adjusted income before extraordinary
  charge and cumulative effect of
  accounting change                                                    335                                 264
Weighted average number of shares
  outstanding                                 236.1                              235.4
Common stock equivalents:
  Stock options and other dilutive effects      2.9                                3.1
                                              -----                  ------      -----                   -----
                                              239.0                    335       238.5                     264
Income per common share before
  extraordinary charge and cumulative
  effect of accounting change                             $1.40                             $1.11
Extraordinary charge on debt redemption,
  net of income taxes                                        --         --                  (0.07)         (17)
Cumulative effect of accounting change                       --         --                   0.21           51
                                               -----      -----      -----       -----      -----        -----

                                              239.0                              238.5
                                              =====                              =====
Net income                                                           $ 335                               $ 298
                                                                     =====                               =====

Net income per common share                               $1.40                             $1.25
                                                          =====                             =====

Fully diluted:
- -------------

Income before extraordinary charge and
  cumulative effect of accounting change                             $ 355                               $ 284
Tax benefit differential on ESOP dividend
  assuming stock is fully converted                                     (1)                                 (1)
Assumed additional contribution to ESOP
  if preferred stock is fully converted                                 (3)                                 (4)
                                                                     ------                              -----
Adjusted income before extraordinary
  charge and cumulative effect of
  accounting change                                                    351                                 279
 Weighted average number of shares
  outstanding (primary)                       239.0                              238.5
Maximum dilution                                0.0                                0.3
Convertible preferred stock                    21.5                               22.0
                                              -----                  ------      -----                   -----
                                              260.5                    351       260.8                     279
Income per common share before
  extraordinary charge and cumulative
  effect of accounting change                             $1.35                             $1.07
Extraordinary charge on debt redemption,
  net of income taxes                                        --         --                  (0.06)         (17)
Cumulative effect of accounting change                       --         --                   0.19           51
                                              -----       -----      -----       -----      -----        -----

                                              260.5                              260.8
                                              ======                             =====
Net income                                                           $ 351                               $ 313
                                                                     =====                               =====

Net income per common share                               $1.35                             $1.20
                                                          =====                             =====
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